UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2016

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida

(Address of principal executive offices)

32224

(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

During the five day period from March 30 through April 3, 2016, Landstar System, Inc. (collectively with its subsidiaries and affiliates, “Landstar” or the “Company”) will be holding its annual agent meeting for its independent sales agents. During this meeting in Boca Raton, Florida, the Company intends to have a separate meeting on March 30, 2016 with approximately twenty sell-side financial analysts from firms currently covering the Company. During this meeting with members of the financial community, Landstar intends to discuss current business trends and provide updated first quarter 2016 revenue and diluted earnings per share guidance.

The Company previously issued first quarter 2016 revenue and diluted earnings per share guidance (the “2016 First Quarter Prior Guidance”) in its 2015 fourth quarter earnings release, a copy of which was included as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2016. The 2016 First Quarter Prior Guidance included revenue guidance of $720 million to $770 million and diluted earnings per share guidance of $0.70 to $0.75.

The 2016 First Quarter Prior Guidance anticipated the number of loads hauled via truck in the 2016 first quarter to increase in a low-to-mid-single digit percentage range over the 2015 first quarter. Additionally, the 2016 First Quarter Prior Guidance anticipated revenue per load on loads hauled via truck in the 2016 first quarter to be below the 2015 first quarter in a mid-single digit percentage range. The 2016 First Quarter Prior Guidance also assumed that insurance and claims costs in the 2016 first quarter would approximate the historical average of insurance and claims costs as equal to approximately 3.3% of revenue hauled by the Company’s BCO Independent Contractors.

Through the first eight weeks of fiscal 2016, the number of loads hauled via truck increased approximately 4% over the same period in 2015, mostly due to an increase of 6% in loads hauled via van equipment, while the number of loads hauled via unsided/platform equipment was generally equal to the prior year period. Revenue per load on loads hauled via truck during the first eight weeks of 2016 was 10% below the truck revenue per load experienced during the first eight weeks of 2015, mostly due to an 8% decrease in revenue per load on loads hauled via van equipment and a 12% decrease in revenue per load on loads hauled via unsided/platform equipment. Also, revenue per load on loads hauled via truck continues to be impacted on a quarter-over-quarter basis by lower diesel fuel costs on loads hauled via truck brokerage carriers.

With respect to the full 2016 first quarter, we expect the number of loads hauled via truck to increase in a range of 2% to 5% over the 2015 first quarter. However, we now expect revenue per load on loads hauled via truck in the 2016 first quarter to be below that experienced in the 2015 first quarter in an upper-single digit to low-double digit percentage range.

Moreover, based on facts currently known to us regarding the severity of several commercial trucking accidents that have occurred thus far in the 2016 first quarter, the Company anticipates that insurance and claims costs in the 2016 first quarter will be higher than the amount of insurance and claims costs included in the 2016 First Quarter Prior Guidance. Although it is extremely difficult to determine the ultimate costs associated with the final resolution of commercial trucking claims, our current diluted earnings per share guidance for the 2016 first quarter reflects the anticipated negative impact of an additional $0.03 to $0.05 per diluted share due to insurance and claims expense now expected in the quarter as compared to the amount of insurance and claims expense reflected in our 2016 First Quarter Prior Guidance.

“We continue to drive year over year volume growth on van equipment,” said Jim Gattoni, Landstar’s President and CEO. “I am also pleased to see volumes on unsided/platform equipment equal to prior year given a very soft unsided/platform demand environment.” Gattoni continued, “On the pricing side, however, lower than previously anticipated revenue per load in both van and unsided/platform services has continued into the first few weeks of March and will drive first quarter revenue towards the bottom of the range of our previously issued 2016 first quarter revenue guidance.”

Given these trends and the anticipated increase in insurance and claims costs, and assuming the current operating environment continues for the remainder of the 2016 first quarter, we anticipate revenue to be in a range of $705 million to $725 million and, assuming that range of revenue, we anticipate 2016 first quarter diluted earnings per share to be in a range of $0.66 to $0.70 per share.

The information furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this Current Report on Form 8-K that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber incidents; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; catastrophic loss of a Company facility; intellectual property; unclaimed property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2015 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: March 29, 2016	By:	/s/ L. Kevin Stout
	Name:	L. Kevin Stout
	Title:	Vice President and Chief Financial Officer